Exhibit 99.3

First Quarter, 2019 vs. 2018 Three Months Ended March 31, 2019 2018 (in millions) PG&E Corporation's Net Income on a GAAP basis $136 $445 Income tax provision (benefit) (84) (51) Other income, net (71) (108) Interest expense 103 220 Interest income (22) (9) Capter 11-related costs 127 - Operating income $189 $599 Depreciation, amortization, and decommissioning 797 752 Electric asset inspection costs 210 - 2018 Camp fire-related costs 192 - 2017 Northern California wildfire-related costs 34 21 2015 Butte fire-related costs - 6 PG&E Corporation's Non-GAAP Adjusted EBITDA $1422 $1377 Exhibit H: GAAP Net Income (Loss) to Non-GAAP Adjusted EBITDA Reconciliation PG&E Corporation and Pacific Gas and Electric Company  PG&E Corporation discloses “Adjusted EBITDA,” which is a non-GAAP financial measure, in order to provide a measure that investors may find useful for evaluating PG&E Corporation’s performance during the pendency of the Chapter 11 Cases. PG&E Corporation’s management generally does not use Adjusted EBITDA in managing its business. Adjusted EBITDA is calculated as PG&E Corporation’s net income plus income tax provision (or less income tax benefit); less other income, net; plus interest expense; less interest income; plus depreciation, amortization, and decommissioning; plus electric asset inspection, Chapter 11-, 2018 Camp fire-, 2017 Northern California wildfire-, and 2015 Butte fire-related costs. Adjusted EBITDA is not a substitute or alternative for GAAP measures, such as net income, and may not be comparable to similarly titled measures used by other companies. See above for a reconciliation of GAAP net income to non-GAAP Adjusted EBITDA.  First Quarter, 2019 vs. 2018 24